Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Record Results for Second Quarter 2021

WESTFORD, Mass., August 3, 2021 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended July 3, 2021.

Second Quarter Financial Highlights with Records Achieved in Each of the Following Metrics
•Bookings increased 60% to $213 million.
•Revenue increased 28% to $196 million.
•Operating cash flow increased 101% to $44 million.
•Free cash flow increased 100% to $42 million.
•Net income increased 97% to $23 million.
•GAAP diluted EPS increased 96% to $1.96.
•Adjusted diluted EPS increased 90% to $2.01.
•Adjusted EBITDA increased 56% to $41 million and represented 21.1% of revenue.
•Backlog was $242 million.

Note: Percent changes above are based on comparison to the prior year period. Free cash flow, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Our global workforce once again executed extremely well in delivering significant value to our customers and record results for our stockholders,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “The broadening economic recovery has provided us with opportunities to grow our business and our results show that our efforts are working. Record revenue and solid operational execution led to strong adjusted EBITDA margin expansion across all our operating segments and we are well positioned for the second half of 2021.

“New order activity was driven by strong demand across all our operating segments and was particularly strong for our Industrial Processing segment. Our end markets continue to show signs of building momentum as we enter the second half of the year. As the economic recovery spreads to Europe and Asia, we are seeing increased customer optimism and believe the second half of 2021 will finish strong despite headwinds from supply chain constraints and inflationary pressure on material costs.”

Second Quarter 2021 compared to 2020
Revenue increased 28 percent to a record $195.8 million compared to $152.9 million in 2020. Organic revenue increased 21 percent, which excludes a seven percent increase from the favorable effect of foreign currency translation. Gross margin was 43.6 percent compared to 43.5 percent in 2020.

GAAP diluted earnings per share (EPS) increased 96 percent to a record $1.96 compared to $1.00 in 2020. Adjusted diluted EPS increased 90 percent to a record $2.01 compared to $1.06 in 2020. Adjusted diluted EPS excludes $0.05 of acquisition costs in 2021 and $0.03 of acquisition costs and $0.03 of restructuring costs in 2020. Net income increased 97 percent to $22.9 million compared to $11.6 million in 2020. Adjusted EBITDA increased 56 percent to a record $41.3 million and a record 21.1 percent of revenue compared to $26.6 million and 17.4 percent of revenue in the prior year quarter. Operating cash flow increased 101 percent to a record $44.4 million compared to $22.0 million in 2020.

Kadant Reports 2021 Second Quarter Results
August 3, 2021

Bookings increased 60 percent to a record $213.2 million compared to $133.0 million in 2020. Organic bookings increased 50 percent, which excludes a ten percent increase from the favorable effect of foreign currency translation.

Summary and Outlook
“As the U.S. continues its robust growth and other regions begin to show increasing economic momentum, we are well positioned to capitalize on opportunities wherever they may come next,” Mr. Powell continued. “We remain cautiously optimistic that our end market demand will continue to show strength while recognizing the growing risk the COVID-19 Delta variant and supply chain constraints present to near-term economic growth. Our revenue expectation for the year has increased due to our record bookings and backlog. Our acquisition of the Clouth Group of Companies in the third quarter will further strengthen our revenue performance for the year. Accordingly, we are increasing our revenue expectation to $783 to $793 million for 2021 from our previous range of $710 to $730 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, August 4, 2021, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 3083302. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until September 3, 2021.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the second quarter of 2021 included a $11.6 million favorable foreign currency translation effect. Revenue in the first six months of 2021 included a $17.6 million favorable foreign currency translation effect and $0.5 million from an acquisition. We present increases or decreases in organic revenue, which excludes the effect of acquisitions and foreign currency translation, to provide investors insight into underlying revenue trends.

Kadant Reports 2021 Second Quarter Results
August 3, 2021

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, and amortization expense related to acquired backlog. Free cash flow presents cash flow from operations excluding capital expenditures. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, or none at all.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.6 million in 2021 and $0.4 million in 2020.
•Pre-tax restructuring costs of $0.5 million in 2020.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $0.6 million in 2021 and $0.3 million ($0.4 million net of tax of $0.1 million) in 2020.
•After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $2.1 million in 2021 and $0.9 million in 2020.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $1.9 million in 2021 and $0.4 million in 2020.
•Pre-tax restructuring costs of $0.5 million in 2020.
•Pre-tax expense related to amortization of acquired backlog of $0.1 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $1.7 million ($1.9 million net of tax of $0.2 million) in 2021 and $0.3 million ($0.4 million net of tax of $0.1 million) in 2020.
•After-tax restructuring costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2020.
•After-tax expense related to amortization of acquired backlog of $0.1 million in 2021.

Free cash flow is calculated as cash flow from operations less:
•Capital expenditures of $4.3 million in 2021 and $3.6 million in 2020.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports 2021 Second Quarter Results
August 3, 2021

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue	$195,811	$152,860	$368,274	$311,987
Costs and Operating Expenses:
Cost of revenue	110,493	86,412	207,241	177,216
Selling, general, and administrative expenses	49,267	45,073	98,698	90,665
Research and development expenses	3,041	2,798	5,898	5,874
Restructuring costs	—	456	—	456
	162,801	134,739	311,837	274,211
Operating Income	33,010	18,121	56,437	37,776
Interest Income	56	37	121	88
Interest Expense	(1,066)	(1,931)	(2,177)	(4,390)
Other Expense, Net	(24)	(31)	(48)	(63)
Income Before Provision for Income Taxes	31,976	16,196	54,333	33,411
Provision for Income Taxes	8,949	4,474	14,510	9,033
Net Income	23,027	11,722	39,823	24,378
Net Income Attributable to Noncontrolling Interest	(163)	(115)	(398)	(240)
Net Income Attributable to Kadant	$22,864	$11,607	$39,425	$24,138

Earnings per Share Attributable to Kadant:
Basic	$1.97	$1.01	$3.41	$2.11
Diluted	$1.96	$1.00	$3.39	$2.09

Weighted Average Shares:
Basic	11,579	11,482	11,566	11,457
Diluted	11,650	11,552	11,631	11,530

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	July 3, 2021	July 3, 2021	June 27, 2020	June 27, 2020
Net Income and Diluted EPS Attributable to Kadant, as Reported	$22,864	$1.96	$11,607	$1.00
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	332	0.03
Acquisition Costs, Net of Tax (b)	557	0.05	297	0.03
Amortization of Acquired Backlog, Net of Tax (c)	21	—	20	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$23,442	$2.01	$12,256	$1.06

	Six Months Ended		Six Months Ended
	July 3, 2021	July 3, 2021	June 27, 2020	June 27, 2020
Net Income and Diluted EPS Attributable to Kadant, as Reported	$39,425	$3.39	$24,138	$2.09
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	332	0.03
Acquisition Costs, Net of Tax (b)	1,730	0.15	297	0.03
Amortization of Acquired Backlog, Net of Tax (c)	65	0.01	26	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$41,220	$3.54	$24,793	$2.15

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Kadant Reports 2021 Second Quarter Results
August 3, 2021

	Three Months Ended			Increase Excluding FX (a,d)
Revenue by Segment	July 3, 2021	June 27, 2020	Increase
Flow Control	$70,762	$51,365	$19,397	$15,610
Industrial Processing	82,681	65,673	17,008	10,795
Material Handling	42,368	35,822	6,546	4,972
	$195,811	$152,860	$42,951	$31,377

Percentage of Parts and Consumables Revenue	64%	64%

	Six Months Ended		Increase	Increase Excluding Acquisition and FX (a,d)
	July 3, 2021	June 27, 2020
Flow Control	$134,516	$108,514	$26,002	$20,585
Industrial Processing	151,835	130,382	21,453	11,704
Material Handling	81,923	73,091	8,832	5,903
	$368,274	$311,987	$56,287	$38,192

Percentage of Parts and Consumables Revenue	66%	65%

	Three Months Ended		Increase	Increase Excluding FX (d)
Bookings by Segment	July 3, 2021	June 27, 2020
Flow Control	$71,819	$49,361	$22,458	$18,660
Industrial Processing	101,899	53,144	48,755	40,412
Material Handling	39,447	30,471	8,976	7,212
	$213,165	$132,976	$80,189	$66,284

Percentage of Parts and Consumables Bookings	60%	71%

	Six Months Ended		Increase	Increase Excluding Acquisition and FX (d)
	July 3, 2021	June 27, 2020
Flow Control	$147,818	$117,105	$30,713	$24,733
Industrial Processing	188,505	118,982	69,523	56,664
Material Handling	81,331	72,506	8,825	5,568
	$417,654	$308,593	$109,061	$86,965

Percentage of Parts and Consumables Bookings	62%	68%

	Three Months Ended		Six Months Ended
Business Segment Information	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Gross Margin:
Flow Control	52.8%	53.5%	53.0%	53.2%
Industrial Processing	40.1%	40.9%	40.3%	39.7%
Material Handling	34.9%	33.8%	34.8%	34.7%
	43.6%	43.5%	43.7%	43.2%

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Kadant Reports 2021 Second Quarter Results
August 3, 2021

	Three Months Ended		Six Months Ended
Business Segment Information (continued)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Operating Income:
Flow Control	$19,324	$10,260	$34,770	$23,590
Industrial Processing	17,301	10,639	28,434	20,075
Material Handling	5,592	3,593	10,035	7,727
Corporate	(9,207)	(6,371)	(16,802)	(13,616)
	$33,010	$18,121	$56,437	$37,776

Adjusted Operating Income (a,e):
Flow Control	$19,563	$10,716	$36,006	$24,046
Industrial Processing	17,301	11,074	28,494	20,510
Material Handling	5,619	3,593	10,062	7,735
Corporate	(8,843)	(6,371)	(16,137)	(13,616)
	$33,640	$19,012	$58,425	$38,675

Capital Expenditures:
Flow Control	$368	$337	$702	$1,158
Industrial Processing	1,191	211	2,995	1,675
Material Handling	495	283	616	681
Corporate	5	80	5	83
	$2,059	$911	$4,318	$3,597

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Operating Cash Flow	$44,386	$22,039	$63,478	$28,208
Less: Capital Expenditures	(2,059)	(911)	(4,318)	(3,597)
Free Cash Flow (a)	$42,327	$21,128	$59,160	$24,611

Depreciation and Amortization Expense	$7,716	$7,576	$15,402	$15,174

Balance Sheet Data	July 3, 2021	January 2, 2021
Assets
Cash, Cash Equivalents, and Restricted Cash (f)	$158,144	$66,640
Accounts Receivable, net	106,791	91,540
Inventories	114,316	106,814
Unbilled Revenue	6,481	7,576
Property, Plant, and Equipment, net	81,757	84,642
Intangible Assets	151,582	160,965
Goodwill	350,271	351,753
Other Assets	60,134	57,641
	$1,029,476	$927,571
Liabilities and Stockholders' Equity
Accounts Payable	$44,087	$32,264
Debt Obligations	268,722	227,963
Other Borrowings	5,003	5,511
Other Liabilities	180,538	164,928
Total Liabilities	498,350	430,666
Stockholders' Equity	531,126	496,905
	$1,029,476	$927,571

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Kadant Reports 2021 Second Quarter Results
August 3, 2021

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Consolidated
Net Income Attributable to Kadant	$22,864	$11,607	$39,425	$24,138
Net Income Attributable to Noncontrolling Interest	163	115	398	240
Provision for Income Taxes	8,949	4,474	14,510	9,033
Interest Expense, Net	1,010	1,894	2,056	4,302
Other Expense, Net	24	31	48	63
Operating Income	33,010	18,121	56,437	37,776
Restructuring Costs	—	456	—	456
Acquisition Costs (b)	603	407	1,901	407
Acquired Backlog Amortization (c)	27	28	87	36
Adjusted Operating Income (a)	33,640	19,012	58,425	38,675
Depreciation and Amortization	7,689	7,548	15,315	15,138
Adjusted EBITDA (a)	$41,329	$26,560	$73,740	$53,813

Adjusted EBITDA Margin (a,g)	21.1%	17.4%	20.0%	17.2%

Flow Control
Operating Income	$19,324	$10,260	$34,770	$23,590
Acquisition Costs (b)	239	—	1,236	—
Restructuring Costs	—	456	—	456
Adjusted Operating Income (a)	19,563	10,716	36,006	24,046
Depreciation and Amortization	1,568	1,579	3,140	3,165
Adjusted EBITDA (a)	$21,131	$12,295	$39,146	$27,211

Adjusted EBITDA Margin (a,g)	29.9%	23.9%	29.1%	25.1%

Industrial Processing
Operating Income	$17,301	$10,639	$28,434	$20,075
Acquisition Costs (b)	—	407	—	407
Acquired Backlog Amortization (c)	—	28	60	28
Adjusted Operating Income (a)	17,301	11,074	28,494	20,510
Depreciation and Amortization	3,403	3,126	6,741	6,287
Adjusted EBITDA (a)	$20,704	$14,200	$35,235	$26,797

Adjusted EBITDA Margin (a,g)	25.0%	21.6%	23.2%	20.6%

Material Handling
Operating Income	$5,592	$3,593	$10,035	$7,727
Acquired Backlog Amortization (c)	27	—	27	8
Adjusted Operating Income (a)	5,619	3,593	10,062	7,735
Depreciation and Amortization	2,682	2,795	5,368	5,592
Adjusted EBITDA (a)	$8,301	$6,388	$15,430	$13,327

Adjusted EBITDA Margin (a,g)	19.6%	17.8%	18.8%	18.2%

Corporate
Operating Loss	$(9,207)	$(6,371)	$(16,802)	$(13,616)
Acquisition Costs (b)	364	—	665	—
Adjusted Operating Loss (a)	(8,843)	(6,371)	(16,137)	(13,616)
Depreciation and Amortization	36	48	66	94
Adjusted EBITDA (a)	$(8,807)	$(6,323)	$(16,071)	$(13,522)

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Kadant Reports 2021 Second Quarter Results
August 3, 2021

(a)	Represents a non-GAAP financial measure.

(b)	Represents transaction costs associated with our acquisitions. The results by segment for the first quarter of 2021 have been recast to reflect acquisition costs incurred.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(e)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(f)	Includes restricted cash of $84.2 million at the end of the second quarter of 2021 used to fund our third quarter acquisition of Clouth.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 21 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 2, 2021 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the impact of the COVID-19 pandemic on our operating and financial results; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; price increases or shortages of raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

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Kadant Reports 2021 Second Quarter Results
August 3, 2021

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

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